UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2013 (November 7, 2013)

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, California

95035

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Integrated Silicon Solution, Inc. (the “Company”) approved the grant of cash settled stock appreciation rights (“SARs”) to the Company’s executive officers as part of the executive compensation program for fiscal 2014. The SARs were granted under the terms of the Company’s 2007 Incentive Compensation Plan. Specifically, Jimmy Lee, Scott Howarth, John Cobb, James Han and K.Y. Han were granted SARs for 80,000 shares, 80,000 shares, 50,000 shares, 55,000 shares and 65,000 shares, respectively. The SARs have an exercise price of $10.96 per share, a term of seven years from the date of grant and vest over a four year period subject to continued service to the Company. The SARs are exercisable for thirty (30) days after the holder terminates service to the Company, unless such termination is due to the holder’s death or permanent disability, in which case the SARs are exercisable for one (1) year after the holder ceases to be a service provider. The Compensation Committee also approved forms of stock appreciation right agreements for officers and for non-officer employees. Such forms of agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Stock Appreciation Right Agreement for Officers.

10.2	Form of Stock Appreciation Right Agreement for Non-Officer Employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: November 12, 2013	/s/ JOHN M. COBB
John M. Cobb
Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1	Form of Stock Appreciation Right Agreement for Officers.

10.2	Form of Stock Appreciation Right Agreement for Non-Officer Employees.